UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 11, 2012

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania		19406
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in our Proxy Statement dated April 5, 2012, in connection with the commencement of Marvin G. Pember’s employment with us in August, 2011 as Senior Vice President of Universal Health Services, Inc. (the “Company”) and President of our Acute Care division, the Company agreed to purchase his former personal residence located in Indiana if it remained unsold to a third-party for longer than 180 days after commencement of his employment. Since the property has remained unsold, the purchase is scheduled to take place in June, 2012 for gross sale proceeds of $980,000 which represents the fair-market value as derived by third-party appraisals.

In connection with this transaction, on June 11, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a one-time, relocation-related payment of $553,530 (pre-tax) to compensate Mr. Pember for the excess of his cost basis in the property over its fair-market value. This one-time payment includes reimbursement to Mr. Pember for all applicable income taxes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

Date: June 12, 2012	By:	/s/ Steve Filton
	Name:	Steve Filton
	Title:	Senior Vice President and Chief Financial Officer